UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2023

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 31, 2023, ZipRecruiter, Inc. (the “Company”) announced a plan to reduce its global headcount by approximately 270 employees, which represents approximately 20% of the Company's total number of employees prior to the reduction. This action was taken in response to current market conditions and after reducing other discretionary expenses, with a view toward driving long-term efficiency. By streamlining its organization and optimizing its cost structure, the Company believes it can execute faster with increased focus on its top priorities and long-term strategic growth objectives, including continued development of its technology roadmap.

The Company expects to complete substantially all of the headcount reduction by the end of the fiscal quarter ending June 30, 2023. Approximately 50% of the impacted employees were from the Company’s sales and customer support teams.

As a result of the headcount reduction, the Company currently estimates that it will incur a pre-tax charge in the range of $7 million to $9 million during the fiscal quarter ending June 30, 2023, consisting of one-time severance and other termination benefit costs. The foregoing amounts do not include any non-cash charges associated with stock-based compensation. These estimates are subject to a number of assumptions and actual results may differ materially.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2023, Ian Siegel, the Company’s Chief Executive Officer, and the Company agreed that Mr. Siegel would receive a salary reduction of 30% of his base salary, effective June 1, 2023 (the “Salary Reduction”). Therefore, in connection with the Salary Reduction, Mr. Siegel and the Company entered into a Waiver Agreement (the “Waiver Agreement”), dated as of May 31, 2023, where the parties agreed as follows: (a) the Salary Reduction shall not constitute “Good Reason” as defined in the Change in Control and Severance Agreement between Mr. Siegel and the Company, dated April 22, 2021, and any application of “Good Reason” shall not consider the decrease in Mr. Siegel’s base salary; (b) the Salary Reduction is expected to have adverse effects on Mr. Siegel’s participation in certain benefit plans; and (c) Mr. Siegel has no expectation or entitlement to a true-up, gross-up or similar payment to compensate him for the Salary Reduction.
The foregoing description of the Waiver Agreement is not complete and is qualified in its entirety by reference to the full text of the Waiver Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with the disclosure of the headcount reduction set forth in Item 2.05 above, the Company today reaffirms its Adjusted EBITDA guidance of between $178 million and $192 million for the year ending December 31, 2023 and its revenue guidance of between $167 million and $173 million for the second quarter of 2023, as set forth in the Shareholder Letter filed as Exhibit 99.2 to that certain Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 9, 2023 (the “May Form 8-K”). Charges related to the headcount reduction were not considered in the Adjusted EBITDA guidance range for the second quarter of 2023 as set forth in the May Form 8-K.

Non-GAAP Financial Measure

Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as the Company’s net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. The Company believes Adjusted EBITDA is helpful to investors, analysts and other interested parties because it can assist in providing a more consistent and comparable overview of the Company’s operations across the Company’s historical financial periods. In addition, these measures are frequently used by analysts, investors and other interested parties to evaluate and assess performance. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

The Company cannot provide a reconciliation of Adjusted EBITDA to net income, the comparable GAAP measure, for the fiscal year ending December 31, 2023 because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in the Company’s control. In particular, the Company is unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future.
Non-GAAP financial measures should not be construed as an inference that future results will not be unaffected by unusual or other items. Adjusted EBITDA is not intended as a measure of free cash flow for management’s discretionary use, as it does not reflect the Company’s tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including the Company’s capitalized internal use software. Management compensates for these limitations by relying on the Company’s GAAP results in addition to using Adjusted EBITDA as a supplemental measure of the Company’s performance. Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document filed by the Company with the SEC, whether made before or after the date of this Current Report on Form 8‑K, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws, including the estimated range of the charge resulting from the headcount reduction, as well as when such charge will occur, the Company’s execution and focus on its top priorities and growth objectives, the timing for completion of the headcount reduction, and the Company’s reaffirmed financial guidance and outlook. The Company believes its expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Factors that could cause actual results to differ materially from the forward-looking statements include the Company’s inability to successfully implement the headcount reduction and a change in the number of employees being terminated as part of the headcount reduction, and the effect of the headcount reduction on the Company’s business, financial position and results of operations. For additional factors, please see the risks and uncertainties identified under the heading "Risk Factors" in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, which is available on the SEC website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this report. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Waiver Agreement dated May 31, 2023 by and between Ian Siegel and ZipRecruiter, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: May 31, 2023	By:	/s/ Timothy Yarbrough
Timothy Yarbrough
Executive Vice President, Chief Financial Officer